Exhibit 99.1

   Lender Presentation – Selected MaterialsMarch 14, 2018

   Lender Presentation  2  Financing Details  KBR is seeking to raise $2.2bn of new Senior Secured Credit Facilities including:$500mm Revolver (undrawn)$500mm Performance Letter of Credit Facility$800mm Term Loan B$400mm Delayed Draw Term Loan ADetailed uses of the proposed financing needs include:$355mm to purchase SGT$470mm to refinance existing KBR revolver borrowings$300-400mm to fund KBR’s 30% share in the Joint Venture to complete the Ichthys project$365mm to backstop existing Letters of Credit currently financed under bilateral agreements and existing Revolver

 3  Sources & Uses and Pro Forma Capitalization  Incremental EBITDA contribution from SGT and Aspire.  Lender Presentation

 4  EBITDA Reconciliation  Lender Presentation